UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300 San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8536

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 11, 2024, Conduit Pharmaceuticals Inc. (the “Company”) determined, in conjunction with discussions with its advisors and Marcum LLP, the Company’s independent registered public accounting firm, that the Company’s previously issued unaudited financial statements, and notes related thereto, for the Subject Periods (as defined below) should no longer be relied upon due to the advised restatements described below pertaining to the accounting treatment of certain legal expenses previously incurred.

In connection with the audit of the Company’s financial statements as of and for the year ended December 31, 2023, it was determined that changes in the Company’s previously issued unaudited interim financial statements as of and for (i) the three months ended March 31, 2023, (ii) the three and six months ended June 30, 2023, and (iii) the three and nine months ended September 30, 2023 (collectively, (i), (ii) and (iii), the “Subject Periods”) are required to be made solely with respect to how certain legal expenses related to its recently completed business combination and concurrent private placement financing were expensed and that as part of the Company’s annual audit, it was determined that such expenses should have been capitalized. These adjustments reduced legal expenses in the first, second and third quarters of 2023 by $493,000, $402,000, and $639,000, respectively. The accounting for such legal expenses was deemed to be specific incremental costs directly attributable to the business combination and concurrent private placement financing and, therefore, management has evaluated this error, which understated (overstated) net income (loss), understated prepaid expenses and overstated additional paid in capital, and concluded it was material to the prior periods, individually and in the aggregate.

As a result, following discussions with its advisors and Marcum LLP, the Company plans to address the restatement and adjustment of its unaudited financial statements, and notes related thereto for the Subject Periods, in, and as a part of, the financial statement footnotes in its upcoming filing of its annual report on Form 10-K.

The Company’s management and members of the Audit Committee of the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

The Company has provided a copy of this Form 8-K to Marcum LLP and requested a letter addressed to the Securities and Exchange Commission as to whether Marcum LLP agrees with the statements made herein. Attached hereto as Exhibit 7.1 is such letter from Marcum LLP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
7.1	Letter from Marcum LLP, dated April 16, 2024
104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2024	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ Adam Sragovicz
	Name:	Adam Sragovicz
	Title:	Chief Financial Officer